UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2012
Date of Report (Date of earliest event reported)

PASSPORT POTASH INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-54751	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

608 – 1199 West Pender Street
Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 687-0300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01        Entry into a Material Definitive Agreement

Joint Exploration Agreement with The Hopi Tribe

On November 8, 2012, but having an effective date of November 1, 2012, Passport Potash Inc. (the “Company” or “Passport Potash”) and The Hopi Tribe, a federally recognized Indian Tribe, entered into a Joint Exploration Agreement (the “Agreement”) pursuant to which the parties agree to explore the Hopi land sections (the “Hopi Property”) which are checker-boarded with the Company’s southern landholdings in accordance with an exploration program, which shall consist of a two-phase drilling campaign as set out in Exhibit 2 to the Agreement. The first phase of the exploration program will include 8 drill sites and will cover a 25,000 acre swath of the contiguous land sections in the DoBell ranch area of the Holbrook Basin. The second phase of drilling, which will be designed by ERCOSPLAN guided from the results from phase one, will include up to 10 additional drill sites. The Company will be responsible for all costs, charges and expenses incurred in connection with the exploration program.

In addition, under the Agreement, the Company shall indemnify, defend, release, and hold harmless The Hopi Tribe and its elected officials, advisors and contractors, employees, agents, lessees, insurers, successors and assigns (the “Indemnities”) for, against and from any claim, damage, lien, loss, cost, charge, expense (including attorneys’ fees and expenses) or liability resulting from, or caused by, or incurred in connection with, or alleged to have resulted from, or been caused by, or been incurred in connection with, in whole or in part, directly or indirectly, the exploration program. The Company’s payment and indemnity obligations shall survive the termination of the Agreement.

Pursuant to the Agreement, the Hopi Tribe grants the Company and its contractors, which includes any employee or contractor involved in the exploration program (as defined in the Agreement), a limited license on the terms and conditions, and during the term of the Agreement to (a) enter and cross existing ranch roads on Hopi Property for ingress and egress purposes related to the exploration program, (b) blade new roads to drill sites on the Hopi Property designated by ERCOSPLAN, (c) drill exploratory holes on the Hopi Property at drill sites designated by ERCOSPLAN, (d) lay cables across the Hopi Property for purposes of seismic studies that are part of the exploration program, (e) drive a vibrator truck along seismic lines, and (f) blade existing ranch roads on the Hopi Property The Company and its contractors shall not use the Hopi Property for any other purpose without the prior written approval of The Hopi Tribe; provided, that with respect to use of the Hopi Property identified by ERCOSPLAN in writing as necessary or desirable for purposes of the exploration program, The Hopi Tribe’s approval shall not be unreasonably withheld, conditioned or delayed.

Except as otherwise expressly set forth in the Agreement, the Company and The Hopi Tribe shall each separately have the right to possess and use all exploration program results for any purpose. In addition, The Hopi Tribe and the Company, and their respective successors and assigns, may use and freely disclose exploration program results received under this Agreement without prior approval of the other for its or such successors’ or assigns’ internal use, and for review and use by geologists and other outside advisors engaged by it (including ERCOSPLAN) or its successors or assigns, lenders and prospective lenders, venture partners and prospective venture partners, and others who are subject to confidentiality agreements consistent with the disclosing party’s obligations under the Agreement; provided, no exploration program results shall be shared with venture partners or prospective venture partners by The Hopi Tribe other than the Company or persons approved in writing by the Company in its discretion prior to the earlier of (1) expiration or termination of one or more of the Company’s mineral exploration permits from the Arizona State Land Department pertaining to the Company property, or (2) October 15, 2014 (such earlier date, the “Automatic Termination Date”).

Furthermore, the Agreement contains an exclusivity provision whereby from the effective date and ending on the date the Agreement terminates unless extended in accordance with the terms of the Agreement until October 15, 2015, The Hopi Tribe will negotiate exclusively with the Company with respect to the joint exploration of the Hopi Property and the Company’s property, which are contiguous as set out in a letter of intent (the “Letter of Intent”) entered into between the parties on September 26, 2012, and it will not directly or indirectly, take any of the following actions with any party other than the Company:

(i)

solicit or encourage inquiries or proposals with respect to, furnish any information relating to, participate in any negotiations or discussions concerning, or cooperate in any manner relating to the subject matter of the Letter of Intent (a “Transaction”); or

(ii)	enter into any agreement or understanding with any person or entity providing for a Transaction.

Unless the Agreement is earlier terminated in accordance with the Agreement or superseded by another agreement between the parties, the Agreement shall terminate automatically at 5:00 PM Arizona time on the Automatic Termination Date.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Amendment Agreement to Fitzgerald Living Trust Real Estate Acquisition

On November 8, 2012, the Company entered into an Amendment Agreement (the “Amendment Agreement”) to the original Agreement to Purchase Real Estate between the Company and Fitzgerald Living Trust (the “Fitzgerald Agreement”), dated May 7, 2012, pursuant to which the Company agreed to purchase real estate covering a total of 41,000 contiguous acres of royalty-free private land in the Holbrook Basin. The terms of the Amendment Agreement provide as follows:

1.        Paragraph 1 of the Fitzgerald Agreement shall be amended as follows:

                “1.         Purchase Price and Condition of Payment

                              a.         The purchase price shall be Fifteen Million Dollars ($15,000,000) to be paid according to the following terms:

i.	A Down Payment and Deposit to be paid as set forth in Paragraph 2;
ii.	A payment of Five Hundred Thousand Dollars ($500,000) to be irrevocably paid to the Fitzgerald Living Trust (the “Trust”) upon execution of this Amendment;
iii.	A payment of Four Million Dollars ($4,000,000) to be irrevocably paid to the Trust on December 18, 2012;
iv.	A payment of Five Million Dollars ($5,000,000) to be irrevocably paid to the Trust on June 30, 2013; and
v.	The balance of Five Million Dollars ($5,000,000) to be paid to the Trust in its entirety in cash at the time of closing of the sale.”

2.        Paragraph 13 b. shall be amended to read as follows:

                     “b.    Closing of the sale shall take place on December 18, 2013.”

3.        The Company agrees that it will reimburse the Trust for any increase in taxes to the Trust which are attributable to closing this sale in 2013 rather than 2012. The Company shall make this reimbursement within 120 days from the date the Trust provides documentation to the Company of the increased tax amount.

The Amendment Agreement is subject to TSX Venture Exchange approval.

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement, which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Item 8.01      Other Events

On November 13, 2012, the Company issued a press release announcing its entry into the Joint Exploration Agreement with The Hopi Tribe as described in Item 1.01 above.

A copy of the press release is attached as Exhibit 99.1 hereto.

On November 14, 2012, the Company issued a press release announcing its entry into the Amendment Agreement with the Fitzgerald Living Trust as described in Item 1.01 above.

A copy of the press release is attached as Exhibit 99.2 hereto.

Item 9.01      Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

Not applicable.

(b)      Pro forma Financial Information

Not applicable.

(c)      Shell Company Transaction

Not applicable.

(d)      Exhibits

Exhibit	Description

10.1	Joint Exploration Agreement between Passport Potash Inc. and The Hopi Tribe, dated effective November 1, 2012.

10.2	Amendment to Agreement to Purchase Real Estate between Passport Potash Inc. and the Fitzgerald Living Trust, dated November 8, 2012.

99.1	Press Release dated November 13, 2012.

99.2	Press Release dated November 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSPORT POTASH INC.

Date: November 22, 2012	/s/ John Eckersley
Name: John Eckersley
Title: Executive Vice President and a director

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